CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 29, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report to Shareholders of Vanguard Equity Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers-Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA

June 1, 2000
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A) (No.33-19446) of the Vanguard Fenway Funds, of our report dated November 8, 1999, included in the 1999 annual report to shareholders of the Turner Funds.

                                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 1, 2000